Exhibit 10.5
AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

This Amended and Restated Stock Purchase Agreement (this “Agreement”) is made this 17th day of February, 2011, and effective as of February 1, 2011, by and among Pacific Office Properties Trust, Inc., a Maryland corporation (the “Issuer”), Pacific Office Management, Inc., a Delaware corporation (the “Seller”), and Pacific Office Holding, Inc., a Delaware corporation (the “Buyer”).

RECITALS

A.           The Seller owns the sole issued and outstanding share of Proportionate Voting Preferred Stock, par value $0.0001 per share (the “PVPS”), of the Issuer.

B.           The Issuer and the Seller entered into a Stock Purchase Agreement dated as of January 3, 2011 (the “Original Agreement”) pursuant to which the Issuer agreed to purchase the PVPS from the Seller in connection with and conditioned upon the completion of the Issuer’s proposed underwritten, registered public offering of its common stock, par value $0.0001 per share, pursuant to a Registration Statement on Form S-11 (File No. 333-169729) initially filed with the Securities and Exchange Commission on October 4, 2010 (the “Public Offering”), in order to facilitate the proposed internalization of management of the Issuer (the “Internalization”) which was also conditioned upon the completion of the Public Offering.

C.           Following the abandonment of the Public Offering, the Issuer desires to proceed with the Internalization and become self-managed, and the parties hereto desire to amend and restate the Original Agreement to provide for the purchase of the PVPS by the Buyer instead of the Issuer on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase of the PVPS.  On the terms and subject to the conditions hereinafter set forth, the Seller agrees to sell, transfer and assign the PVPS, free and clear of all security interests, liens, claims, encumbrances, pledges, options, charges and restrictions (on transferability or otherwise), except for any restrictions on transfer arising pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to the Buyer and the Buyer agrees to purchase the PVPS from the Seller.  The purchase price for the PVPS shall be $100.00 (the “Purchase Price”).

2. Closing.  Subject to the terms of this Agreement, the consummation of the purchase and sale of the PVPS (the “Closing”) shall occur upon the satisfaction of the conditions to closing set forth herein this Agreement, or such other time as may be mutually agreed to by Buyer and Seller (the “Closing Date”), at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, or at such other location or by such other method (including exchange of signed documents) as may be mutually agreed to by Buyer and Seller.

3. Conditions and Deliveries at Closing.

(a) Conditions to Buyer’s Obligations.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the condition (unless waived by such party at or prior to the Closing) that the Seller shall have delivered the certificate representing the PVPS, together with duly executed instruments of assignment separate from certificate to the Buyer, together with such other documents as may be necessary for the transfer of record ownership of the PVPS to the Buyer.

(b) Conditions to Seller’s Obligations.  The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the condition (unless waived by such party (and, with respect to the condition set forth in clause (ii) below, the Issuer) at or prior to the Closing) that (i) the Buyer shall have delivered the Purchase Price in immediately available funds to the Seller by certified cashier’s check payable to each Seller, or by wire transfer to an account designated by the Seller to the Buyer in writing at least two business days prior to the execution of this Agreement, and (ii) the Buyer shall have executed and delivered the letter agreement in the form of Exhibit A hereto pursuant to which the Buyer shall agree to cast all votes with respect to the PVPS at the direction of POP Venture, LLC.

(c) Conditions to Parties’ Obligations.  The obligation of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the condition (unless waived by all such parties at or prior to the Closing) that the Internalization shall have been consummated.

4. Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Buyer as follows:

(a) Ownership of the PVPS.  The Seller is the sole lawful and beneficial owner of the PVPS, and the PVPS is free and clear of any security interest, claim, lien, pledge, option, encumbrance, or restriction (on transferability or otherwise) whatsoever, except for any restrictions on transfer arising pursuant to the Securities Act, and the delivery to the Buyer of the PVPS in the manner set forth in this Agreement will convey to the Buyer lawful, valid, and indefeasible title thereto, free and clear of any security interest, claim, lien, pledge option, encumbrance, or restriction (on transferability or otherwise) whatsoever, except for any restrictions on transfer arising pursuant to the Securities Act.

(b) Enforceability.  This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(c) Brokers and Finders.  Neither the Seller nor any person acting on behalf of the Seller has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated herein.

(d) No Conflicts.  The execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby, will not (i) require the Seller to obtain the consent or approval of, or make any filing with, any person or public authority; (ii) constitute or result in a breach or violation of, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the PVPS pursuant to any terms and provisions of any agreement or instrument to which the Seller is a party of or by which the PVPS is bound; or (iii) violate any law, regulation, judgment or order applicable to the Seller.

(e) Authority.  The Seller has the legal competence (if an individual) or full entity and other power and authority (if an entity) to enter into, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.

(f) No Litigation.  There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority pending or threatened against the Seller that challenge or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

(g) Consents and Approvals. Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Seller in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the business, financial condition or results of operations of the Seller.

5. Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Seller as follows:

(a) Enforceability.  This Agreement constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

(b) Disclosure.  The Buyer has received all requested information from the Seller necessary to make a decision to buy the PVPS.

(c) Authority.  The Buyer has the full corporate power and authority to enter into, deliver, and perform this Agreement and to consummate the transaction contemplated herein.

(d) No Conflicts.  The execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby, will not (i) require the Buyer to obtain consent or approval of any person or public authority, except as provided in this Agreement, (ii) constitute or result in a breach or violation of, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Buyer is a party; or (iii) violate any law, regulation, judgment or order applicable to the Buyer.

(e) Brokers and Finders.  Neither the Buyer nor any person acting on behalf of the Buyer has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated herein.

(f) No Litigation.  There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority pending or threatened against the Buyer that challenge or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

6. Survival of Representations.  All representations, warranties, and agreements made in this Agreement, or pursuant hereto, shall survive the Closing and any investigation at any time made by or on behalf of the parties for a period of eighteen months after Closing.

7. Notices.  All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given:  (a) when delivered personally; (b) on the following business day when sent by overnight courier; (c) on dispatch when sent by telecopy, so long as a copy of such communication is immediately thereafter mailed as provided in this Section; and (d) when mailed by registered or certified mail, postage prepaid, return receipt requested, to the Buyer and the Seller at their respective addresses set forth on the signature page attached hereto.

8. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, other than with respect to corporate matters, which shall be governed by the General Corporation Law of the State of Delaware; in all cases without regard to the choice of law principles thereof.  The parties:  (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Illinois, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court.  Further, the parties hereby consent and submit to the personal jurisdiction of the Illinois courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them.  The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

9. Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.  This Agreement shall not be amended or modified in any respect unless agreed to in writing by all of the parties hereto.

10. Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

11. No Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

12. Headings.  The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

13. Pronouns and Plurals.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

14. Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

16. Counterparts.  This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

17. Partial Invalidity.  The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

18. Fax Signatures.  Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

19. Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive.  Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement.  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.  All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ISSUER: PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

SELLER: PACIFIC OFFICE MANAGEMENT, INC.

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Executive Vice President

BUYER: PACIFIC OFFICE HOLDING, INC.

By:	/s/ Jay H. Shidler
Jay H. Shidler
President

[Signature Page to Amended and Restated Stock Purchase Agreement (PVPS)]

EXHIBIT A

PACIFIC OFFICE HOLDING, INC.
10188 Telesis Court, Suite 222
San Diego, California  92121

February [__], 2011

POP Venture, LLC
c/o The Shidler Group
841 Bishop Street
Suite 1700
Honolulu, Hawaii  96813

Re:	Voting of Proportionate Voting Preferred Stock of
Pacific Office Properties Trust, Inc.

Ladies and Gentlemen:

Pacific Office Holding, Inc., a Delaware corporation (the “Holder,” as transferee of Pacific Office Management, Inc., a Delaware corporation), is the holder of the one outstanding share of proportionate voting preferred stock (“Proportionate Voting Preferred Stock”) of Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”).  With respect to all matters submitted to a vote of the stockholders of the Corporation, the Proportionate Voting Preferred Stock entitles the holder thereof to cast votes equal to the total number of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Corporation issuable upon exchange of the common limited partnership units (“Common Units”) and convertible preferred limited partnership units (“Preferred Units,” and, together with the Common Units, the “Partnership Units”) issued by Pacific Office Properties, L.P., a Delaware limited partnership (the “Partnership”) of which the Corporation is sole general partner, that are held by POP Venture, LLC (“Venture”).  This letter sets forth the agreement between the Holder and Venture with respect to the voting of the Proportionate Voting Preferred Stock.

The parties agree that the Holder shall cast all votes with respect to the share of Proportionate Voting Preferred Stock in proportion to the votes (the “LP Direction Votes”) that the Holder receives from the holders of Partnership Units (other than the Corporation) entitled to vote with respect to the share of Proportionate Voting Preferred Stock. The Holder shall not cast any votes with respect to the share of Proportionate Voting Preferred Stock unless it receives LP Direction Votes with respect thereto.

In order to give effect to the provisions of the preceding paragraph, the Holder agrees to promptly deliver definitive proxy materials or other approved solicitation documents received from the Corporation or the Partnership as to any matter as to which votes or consents are sought by the Corporation from the holder of Proportionate Voting Preferred Stock. In connection with such delivery, the Holder shall not make any recommendation to any holder of Common Stock or Partnership Units with respect to how or whether such holder should vote its Common Stock or Partnership Units.

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This letter agreement shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflicts of law. The parties: (x) agree that any suit, action or legal proceeding relating to this letter agreement shall be brought exclusively in any federal court located in California, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the California courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

This letter agreement may be amended only by a written agreement executed by each of the parties.  No waiver of any provision or condition of this letter agreement by any party shall be valid unless set forth in a writing signed by such party.  No such waiver shall be deemed to be a waiver of any other or similar provision or condition, or of any future event, act, breach or default, and no course of dealing shall be implied or arise from any waiver or series of waivers (written or otherwise) of any right or remedy hereunder.

This letter agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute the same agreement.

If you are in agreement with the foregoing, please so indicate by signing this letter agreement, whereupon this letter agreement will constitute our agreement with respect to the subject matter hereof.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

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Sincerely yours, PACIFIC OFFICE HOLDING, INC a Delaware corporation

By:
Name
Title

POP VENTURE, LLC, a Delaware limited liabilty company By: POP FUNDING, its managing member
By: JHS MANAGER, LLC, its manager
By:
Jay H. Shidler
Its Sole Member

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